Exhibit 99.1

Golden Nugget Online Gaming Reports Record Third Quarter Revenue

Provides Update on Transaction with Landcadia Holdings II

HOUSTON, Oct. 28, 2020 /PRNewswire/ -- Golden Nugget Online Gaming, Inc. ("GNOG" or the "Company") reported selected financial results for the third quarter of 2020. For the three months ended September 30, 2020, GNOG reported the following for its New Jersey operations:

•	Gross Gaming Revenues of $28.9 million, compared to $14.9 million during the same period in 2019, an increase of 93%,

•	Net Revenue of $25.9 million compared to $13.5 million during the same period in 2019, an increase of 92%, and

•	Operating Income of $8.2 million versus $4.2 in the third quarter of 2019, an increase of 92%.

"We are very pleased with yet another quarter of profitable growth. Our pandemic-proof business model keeps showing its resilience in New Jersey and we look forward to expanding operations in Michigan." said Tilman J. Fertitta, GNOG's owner.

Thomas Winter, President of GNOG added, "Our third quarter confirmed and amplified our momentum in New Jersey, with record revenues supported by all-time-high player activity, sustained marketing investments and 64 new casino games, 20 of which we launched on an exclusive basis. Based on our October revenues, we believe that we could generate over $100 million of Gross Gaming Revenue in New Jersey this year."

The Company also reported that it is working towards a launch of its mobile sports betting and casino operations in Michigan, possibly by the end of the year, regulatory approvals permitting, and its licensing process is ongoing in Pennsylvania.  GNOG is actively pursuing market access opportunities to further expand its US operations across multiple states, and believes that the accelerated growth of online gaming revenues in New Jersey and Pennsylvania will encourage more states to consider online casino legislation in 2021 and 2022.

As previously reported, on June 28, 2020, GNOG entered into a purchase agreement with Landcadia Holdings II, Inc. (NASDAQ: LCA) ("Landcadia II"), a special purpose acquisition company, pursuant to which GNOG will become a public company listed on Nasdaq. Subject to completion by the Securities and Exchange Commission of its review of Landcadia II's proxy statement in connection with the transaction, and subject to certain closing conditions, including regulatory approval, GNOG anticipates the transaction to close before the end of November 2020.

About GNOG
Golden Nugget Online Gaming, Inc. is a leading online casino gaming company that is owned by a company wholly owned by Tilman J. Fertitta. It is considered the market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market.

About Landcadia Holdings II, Inc.
Landcadia Holdings II, Inc. is a company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that is co-sponsored by Fertitta Entertainment, Inc. and Jefferies Financial Group Inc.

Important Information About the Proposed Transaction and Where to Find It
Landcadia II has filed a preliminary proxy statement and intends to file a definitive proxy statement with the SEC for Landcadia's stockholder meeting to be held in connection with the transaction.  Landcadia II's stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments, when available, thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about GNOG, Landcadia II and the proposed transaction.  The definitive proxy statement and other relevant materials for the stockholder meeting will be mailed to stockholders of Landcadia II as of the record date for the meeting which has been set for October 29, 2020.  Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, when available, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's web site at www.sec.gov, or by directing a request to: Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation
Landcadia II and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia II's stockholders with respect to the proposed transaction.  A list of the names of those directors and executive officers and a description of their interests in Landcadia II is contained in Landcadia II's annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.  Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia II in connection with the proposed transaction.  A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction when available.

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Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Landcadia II's and GNOG's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, GNOG's expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside Landcadia II's and GNOG's control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, (2) the outcome of any legal proceedings that may be instituted against Landcadia II and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Landcadia II, certain regulatory approvals or satisfy other conditions to closing in the Purchase Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on GNOG's business and/or the ability of the parties to complete the proposed transaction; (6) the inability to obtain or maintain the listing of Landcadia II's shares of common stock on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that GNOG or Landcadia II may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under "Risk Factors" therein, and in Landcadia II's other filings with the SEC.  The foregoing list of factors is not exclusive.   Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Neither GNOG nor Landcadia II undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation
This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction.  This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

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